[LOGO]DYNASIL[/LOGO]


Contacts:
Patty Kehe
Dynasil Corporation of America
Phone: 617.668.6855
Email: pkehe@dynasil.com


David Calusdian
Executive Vice President and Partner
Sharon Merrill
617.542.5300
DYSL@InvestorRelations.com


       Dynasil Corporation of America Fails to Meet Financial Covenants
                           in Loan Agreements

                    Delays filing Annual Report on Form 10-K
                       Pursuant to Form 12b-25 Extension

Watertown, MA, December 31, 2012   Dynasil Corporation of America (NASDAQ: DYSL)
today announced that the Company has failed to comply with the financial covenants set forth in the terms of its outstanding indebtedness for its fiscal fourth quarter ended September 30, 2012. These covenants require the Company to maintain specified ratios of earnings before interest, taxes, depreciation and amortization (EBITDA) to fixed charges and to total/senior debt.

The Company continues to be current with all principal and interest payments due on all its outstanding indebtedness and management expects to continue discussions with its lenders to address the financial covenant situation.

These financial covenant defaults give the lenders the right to accelerate the maturity of the indebtedness outstanding and foreclose on any security interest. Furthermore, Sovereign Bank, N.A, the Company's senior lender, may, at its option, impose a default interest rate with respect to the senior debt outstanding, which is 5% higher than the rate otherwise in effect. To date, the lenders have not taken any such actions. However, the Company cannot predict when or whether a resolution of this situation will be achieved.

As of September 30, 2012, the Company had total indebtedness outstanding of approximately $12.0 million, consisting of approximately $9.0 million of senior debt owed to Sovereign Bank and approximately $3.0 million of subordinated debt owed to Massachusetts Capital Resources Company. The Company's indebtedness is secured by substantially all the accounts and assets of the Company and is guaranteed by its subsidiaries.

The causes for the covenant violations are lower revenue and higher than expected expenses in the Company's Dynasil Products and RMD divisions during the fiscal quarter ended September 30, 2012, combined with the continued investment in Dynasil Biomedical Corp. and the Company's Dual Mode nuclear detection initiative. In addition, the Company incurred a significant, non-recurring charge of approximately $466,000 to its selling, general and administrative expenses during that quarter related to costs incurred as a result of a review, under the direction of the Audit Committee of the Board, of certain cash application processes and billing practices of the RMD division. This investigation has been completed and has resulted in modifications in the division's practices and internal controls. The Company does not anticipate additional expenses for this matter.

The Company has recently taken and will continue to take actions to improve its liquidity, including the implementation of a number of initiatives designed to conserve cash, optimize profitability and right-size the cost structure of its various businesses. The Company has retained Argus Management Corporation and expects to engage an investment bank as financial advisors to assist it in evaluating strategic and restructuring alternatives.

However, because of the uncertainty of any resolution of the covenant violations and possibility of an acceleration of the indebtedness by the lenders, the Company will reclassify all of its outstanding indebtedness as a current liability when it reports its results for the fiscal year ended September 30, 2012. As a result, the Company's independent registered public accountants, McGladrey LLP, will include a "going concern" qualification in its audit opinion with respect to such financial statements. Furthermore, as a result of the decline in the fair value of certain business operations, the Company expects it will record significant non-cash goodwill and long-lived asset impairment charges as of September 30, 2012, though at this time it is unable to provide any estimate of such impairment charges.

The Company plans to file a Notification of Late Filing on Form 12b-25 with the SEC on January 2, 2013 that will allow the Company to extend the deadline to file its Annual Report on Form 10-K by 15 calendar days. The Company has taken this step in order to have more time to finalize the preparation of its financial statements for the fiscal year ended September 30, 2012 and complete the audit process. With this extension, the Company's Form 10-K will be deemed timely filed if it is filed not later January 15, 2013. The Company intends to file the Form 10-K as soon as practicable.

About Dynasil

Dynasil Corporation of America (NASDAQ: DYSL) develops and manufactures detection and analysis technology, precision instruments and optical components for the homeland security, medical and industrial markets. Combining world-class technology with expertise in research and materials science, Dynasil is commercializing products including dual-mode radiation detection solutions for Homeland Security and commercial applications, probes for medical imaging and sensors for non-destructive testing. Dynasil has an impressive and growing portfolio of issued and pending U.S. patents. The Company is based in Watertown, Massachusetts, with additional operations in Mass., Minn., NY, NJ and the United Kingdom. More information about the Company is available at www.dynasil.com.

Forward-Looking Statements

This press release contains statements which are not historical facts and which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as "may," "could," "expect," "estimate," "anticipate," "continue" or similar terms, though not all forward-looking statements contain such words. These forward-looking statements are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management. Examples of forward-looking statements include, without limitation, statements regarding our future results of operations, our future compliance with the financial covenants under our loan agreements with Sovereign Bank and Massachusetts Capital Resources Company, our efforts to seek an amendment or waiver of compliance with such financial covenants and to avoid the acceleration of our indebtedness, the adequacy of our working capital for future operational needs, our efforts to improve operations and liquidity, the anticipate timeline for the commercialization of our products including our dual mode detectors, our development of new technologies including at Dynasil Biomedical, our growth initiatives, our future capital expenditures and the strength of our intellectual property portfolio. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements due to a number of important factors. These factors that could cause actual results to differ from those anticipated or predicted include, without limitation, our ability to develop and commercialize our products, the size and growth of the potential markets for our products and our ability to serve those markets, the rate and degree of market acceptance of any of our products, general economic conditions, costs and availability of raw materials and management information systems, our ability to obtain and maintain intellectual property protection for our products, competition, the loss of key management and technical personnel, our ability to obtain timely payment of our invoices to governmental customers, litigation, the effect of governmental regulatory developments, the availability of financing sources, our ability to identify and execute on acquisition opportunities and integrate such acquisitions into our business, and seasonality, as well as the uncertainties set forth in our Quarterly Report on Form 10-Q and from time to time in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.